Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

As independent registered public accountants, we hereby consent to the incorporation by reference our report dated July 29, 2021, with respect to the combined financial statements of Wolo Mfg. Corp. and Wolo Industrial Horn & Signal, Inc. for the years ended December 31, 2020 and 2019, in 1847 Holdings LLC’s Form S-3. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

February 1, 2023